                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT

We consent to (i) the use in this Registration Statement of United Auto Group, Inc. on Form S-3 (the "Registration Statement") of our report dated February 4, 2002 and (ii) the incorporation by reference in this Registration Statement of our report dated February 4, 2002 appearing in a Current Report on Form 8-K under the Securities Exchange Act of 1934 of United Auto Group, Inc. dated February 4, 2002. We also consent to the reference to us under the headings "Experts" in this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

New York, New York
February 6, 2002